First Quarter 2020 Investor Presentation Kelly King – Chairman & CEO Daryl Bible – CFO February 2020

Forward-Looking Statement

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "would," "could" and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) future levels of Truist's earning assets, net interest margin, net charge-offs, loan loss provision, noninterest income, noninterest expense, including merger-related expenses and amortization of intangibles, Truist's effective tax rate and average diluted common shares outstanding, (ii) medium term performance targets relating to return on tangible common equity, efficiency ratios and capital ratios, (iii) expense savings to be realized from the merger and the timing of such realization, (iv) expected positive operating leverage for the next three years, and (v) expected levels of investments to be made in personnel, branding, digital and technology.

Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding Truist's business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist's actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 and in Truist's subsequent filings with the Securities and Exchange Commission:

- risks and uncertainties relating to the merger of BB&T and SunTrust, including the ability to successfully integrate the companies or to realize the anticipated benefits of the merger;
- expenses relating to the merger and integration of BB&T and SunTrust;
- deposit attrition, customer loss or revenue loss following completed mergers or acquisitions may be greater than anticipated;
- changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, that could adversely affect Truist's revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity;
- volatility in mortgage production and servicing revenues, and changes in carrying values of Truist's servicing assets and mortgages held for sale due to changes in interest rates;
- management's ability to effectively manage credit risk;
- inability to access short-term funding or liquidity;
- loss of customer deposits, which could increase Truist's funding costs;
- changes in Truist's credit ratings, which could increase the cost of funding or limit access to capital markets;
- additional capital and liquidity requirements that will result from the merger of BB&T and SunTrust;
- regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist's business activities, reputational harm, or other adverse consequences;
- risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;
- failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions;
- risks relating to Truist's role as a servicer of loans, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in Truist's servicing fee, or a breach of Truist's obligations as servicer;
- negative public opinion, which could damage Truist's reputation;
- increased scrutiny regarding Truist's consumer sales practices, training practices, incentive compensation design and governance;
- competition from new or existing competitors, including increased competition from products and services offered by non-bank financial technology companies, may reduce Truist's customer base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist's businesses or results of operations;
- Truist's ability to introduce new products and services in response to industry trends or developments in technology that achieve market acceptance and regulatory approval;
- Truist's success depends on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, which could be exacerbated as Truist continues to integrate the executive management teams of BB&T and SunTrust, or if we are unable to hire and retain qualified personnel, Truist's operations and integration activities could be adversely impacted;
- legislative, regulatory or accounting changes may adversely affect the businesses in which Truist is engaged;
- evolving regulatory standards, including with respect to capital and liquidity, and results of regulatory examinations, may adversely affect Truist's financial condition and results of operations;
- accounting policies and processes require management to make estimates about matters that are uncertain;
- general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit or asset growth, a deterioration in credit quality or a reduced demand for credit, insurance or other services;
- risk management measures and management oversight functions may not identify or address risks adequately;
- unfavorable resolution of legal proceedings or other claims or regulatory or other governmental investigations or inquiries could result in negative publicity, protests, fines, penalties, restrictions on Truist's operations or ability to expand its business or other negative consequences, all of which could cause reputational damage and adversely impact Truist's financial condition and results of operations;
- competitors of Truist may have greater financial resources or develop products that enable them to compete more successfully than Truist and may be subject to different regulatory standards than Truist;
- failure to maintain or enhance Truist's competitive position with respect to technology, whether because it fails to anticipate customer expectations or because its technological developments fail to perform as desired or are not rolled out in a timely manner or for other reasons, may cause Truist to lose market share or incur additional expense;
- fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect or mitigate;
- operational or communications systems, including systems used by vendors or other external parties, may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely impact Truist's financial condition and results of operations;
- security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist's employees and customers, malware intrusion or data corruption attempts, and identity theft could result in the disclosure of confidential information, adversely affect Truist's business or reputation or create significant legal or financial exposure;
- natural or other disasters, including acts of terrorism, could have an adverse effect on Truist, including by materially disrupting Truist's operations or the ability or willingness of customers to access Truist's products and services;
- widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact Truist's financial condition and results of operations;
- accounting policies and processes requiring management to make estimates about matters that are uncertain;
- depressed market values for Truist's stock and adverse economic conditions sustained over a period of time may require us to write down all or some portion of Truist's goodwill; and
- new tax guidance or differences in interpretation of tax laws and regulations.

TRUIST

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements.

2

Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna and National Penn are excluded to approximate their yields at the pre-merger and acquisition rates. Interest income for PCI loans adjusts the accretion, net of interest reversals, which approximates the interest received from the client. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Adjusted Operating Leverage - The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Adjusted NIM - The adjusted net interest margin is a non-GAAP measure in that it estimates the impact on taxable-equivalent net interest income as if the tax reform legislation had not been enacted. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of tax reform. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. Truist's management also adds back merger- related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Selected items affecting results are included on slide 7 of the fourth quarter earnings presentation. 3

We Are Truist Financial Corporation

Successfully closed merger of equals between BB&T and SunTrust

Largest financial institution merger in more than 15 years

275+ combined years of serving our clients and communities

6th largest U.S. commercial bank by assets and market value

#2 weighted average deposit rank in Top 20 MSAs

$473.1B assets
$75.6B market value

~10 Million households

~59,000 teammates

Headquartered in Charlotte, N.C.

TRUIST

4

Purpose Inspire and build better lives and communities Mission Clients Teammates Stakeholders Provide distinctive, secure and Create an inclusive and Optimize long-term value for successful client experiences energizing environment that stakeholders through safe, through touch and technology. empowers teammates to learn, sound and ethical practices. grow and have meaningful careers. Values Trustworthy Caring One Team Success Happiness We serve Everyone and Together, we When our Positive with integrity. every moment can accomplish clients win, energy matters. anything. we all win. changes lives. Purpose, Mission and Values Are Non-Negotiable [-Internal-] 5

Culture will determine our long-term success 6

Two Like-Minded Cultures Our common beliefs Honesty, trust and caring One-team mentality Driven to help clients and communities Inspired by a bigger “why” 7

8

Culture Survey: Engaging Our Teammates Along the Way “How would you describe your current culture” Structured Flexible Cautious Risk-permitting Planning Doing Diplomatic Direct Individualistic Collaborative Internal External BB&T Overall SunTrust Overall 9

Early Engagement Results Are Positive 97% of town hall attendees agree the Truist purpose, “ The town hall was amazing!! Kelly and Bill were very genuine mission and values statements inspire them and shared personal stories that connected to the Purpose, Mission and Values. I have Neither agree planted my seeds of HOPE and nor disagree Strongly agree they are growing!! Looking 3% 66% forward to receiving the new “ I thought the town hall had P,M,V for my badge exactly the right tone and was inspiring. I am excited to see how this unfolds and I am glad to January Town be a part of such a dynamic, Hall Results forward thinking organization. Agree I like the transparency of the 31% “ executive management team - always have appreciated you keeping us informed so keep up the great work. I enjoyed being able to hear from Bill Rogers. He did a great job, and of course Kelly did a great job. So proud! Source of Data: Community Town Hall with Bill and Kelly survey administered using Qualtrics; 3,296 teammates who submitted an RSVP for a January 2020 town hall event were invited to voluntarily participate in a follow-up survey. (n=1,437) for this non-forced response item. 95% confidence interval used. 10

The Definition of Value Has Changed Touch Personal world class service provided (T3) by our passionate teammates. Technology Creating and leveraging innovative technology-driven solutions that allow our clients to have a Q . seamless/frictionless experience when doing their banking. Trust The combination of Touch and = Technology that creates the ultimate P value proposition. TOUCH × TECHNOLOGY = TRUST 11

Truist 2020 Strategic Priorities Relentless Focus on a Seamless and Holistic Client Experience Ensuring our clients continue to receive the unparalleled service, advice, support and competence they expect of us Execution of Merger Integration Commitment to identifying best-of-breed across branches, systems, processes, personnel and technology will yield best-in-class results long-term Confidence in Delivering Merger Synergies Track record of achieving and exceeding the targets we hold ourselves to with an unwavering focus on industry-leading performance and returns to stakeholders over the long-term Upholding Our Prudent Risk and Credit Culture Maintaining robust risk governance that ensures all business decisions are in-line with our risk- appetite and support our commitment to a strong and resilient capital and liquidity position 12

Committed to Ensuring Sound Environmental, Social and Governance Practices Building long-term value for shareholders through responsible and ethical practices Investing in our Teammates Delivering for Investors: Supporting Communities Governance & Disclosure Providing Better Client Service Responsible Sourcing & Supplier Protecting the Environment Diversity 13

4Q19 Earnings Review

4Q19 Highlights

Summary Income Statement ($ MM)	4Q19
Total taxable-equivalent revenue[1]	$3,650
Provision for credit losses	171
Income before income taxes	879
Net income	726
Net income available to common shareholders	702
Adjusted net income available to common shareholders[2,3]	1,046

4Q19 Performance Metrics	GAAP / Unadjusted	Adjusted[2,3]
Diluted earnings per share	$0.75	$1.12
Return on average assets	0.95 %	1.40 %
Return on average common equity	7.33 %	10.84 %
Return on average tangible common equity[2]	12.91 %	18.60 %
Efficiency ratio	71.0 %	57.5 %

Asset Quality and Capital	4Q19
Nonperforming assets as a % of total assets	0.14 %
Net charge-offs as a % of average loans and leases	0.40 %
Common equity tier 1 capital ratio (CET1)[4]	9.4 %

Key Points

- Completed merger of equals to form Truist on December 6
- Delivered strong underlying performance, including taxable-equivalent revenue of $3.7B and adjusted net income of $1.0B[3]
- Maintained strong asset quality; economic and political uncertainty presents risk
- Managed to strong capital levels relative to regulatory guidelines
- Restructured balance sheet to enhance credit quality, liquidity, interest rate sensitivity and return on capital
- Launched the Truist brand and visual identity on January 13
- Building momentum to deepen client relationships
- Holding 39 town halls with teammates across footprint to celebrate and activate the Truist culture
- Serving communities with promised commitments

1 Comprised of net interest income and noninterest income
2 See non-GAAP reconciliations in the attached appendix
3 Excludes merger-related and restructuring charges, incremental operating expenses related to the merger and other items noted in the attached non-GAAP reconciliation
4 Current quarter regulatory capital information is preliminary

TRUIST

15

Implementation of Current Expected Credit Losses (CECL)

Allowance for Credit Losses ($ B)

	12/31/2019 Incurred	Impact at Adoption	1/1/2020 CECL
Commercial	$1.1	$0.9	$2.0
1-4 Single Family Residential	0.2	0.3	0.5
Consumer	0.6	1.7	2.3
Total	$1.9	$2.9	$4.8

Impact to Capital ($ B)

Total CECL Impact at Adoption	$2.9
Less: CECL Reserve on PCD Assets	(0.2)
Total Pre-Tax Impact	2.7
Less: Tax Effect	(0.6)
Impact to Retained Earnings	$2.1

Summary of Key Inputs and Assumptions

Reasonable and Supportable Period	▪ 2 years
Reversion	▪ 1 year reversion to historic loss conditions
Macroeconomic Forecast	▪ Moody's consensus baseline forecast, adjusted to incorporate Truist's implied rate forecast ▪ Qualitative adjustments to incorporate consideration of forecast imprecision
Key Macroeconomic Variables	▪ Employment - rate, etc. ▪ Market indicators - GDP, credit spreads, interest rates, etc. ▪ Collateral values - housing, CRE, used auto pricing

Adoption Impact

- CECL was effective on January 1, 2020
- Increase at adoption impacted by merger; an approximate 40% increase to ACL excluding purchase accounting
- Increase in reserves on retail portfolios partially offset by decrease in commercial reserves excluding purchase accounting
- Elected phase-in of $2.1B regulatory capital impact; 25% per year from 2020 through 2023
- Approximately 14 basis point impact to CET1 for 1Q20

TRUIST

16

Outlook Category First Quarter Full Year 2020 Earning assets - average $405.5B - $406.5B $405B - $408B Net interest margin 3.45% - 3.49% 3.40% - 3.46% Core net interest margin 3.01% - 3.05% 3.01% - 3.07% Net charge-offs 35 - 50 bps 35 - 50 bps Loan loss provision $325MM - $375MM $1.35B - $1.45B Noninterest income $2.05B - $2.10B $8.45B - $8.65B Noninterest expense - total $3.40B - $3.45B $13.65B - $13.85B Merger expenses1 $100MM - $150MM $600MM - $700MM Included in total noninterest expense Amortization of intangibles $150MM - $200MM $675MM - $725MM guidance Effective tax rate 18% - 19% 18% - 19% Average diluted shares 1.355B - 1.365B 1.355B - 1.365B Growth rates are not provided due to the absence of meaningful historical baselines 1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger 17

Medium-Term Targets

Performance Targets

ROTCE	Adjusted Efficiency	CET1 Ratio
Low 20%	Low 50%	10% (2020 target)

Net Expense Savings - Run Rate

4Q20 annualized	4Q21 annualized	4Q22 annualized
$480MM	$1,040MM	$1,600MM
30% of net cost saves	65% of net cost saves	100% of net cost saves

Expect positive operating leverage for the next 3 years

Annualized 4Q20 investment of ~$200MM

Key Points

- 2019 noninterest expense, excluding merger-related and restructuring charges, incremental operating expenses related to the merger and a one-time charitable contribution, on a combined basis was ~$12.9B
  - Excluding amortization of intangibles, noninterest expense on a combined basis was ~$12.8B
- Average life of purchase accounting for commercial and consumer, and amortization of intangibles is ~3 years, ~6 years and ~3 years, respectively
- Expense savings are net of investments in personnel, branding, digital and technology

TRUIST

18

Achieving $1.6B Net Cost Savings Personnel Personnel IT/back office Branch 3rd party Corporate integration consolidations spend facilities Savings Technology & digital Personnel Branding, marketing & community innovation investment Investments 19

Capital & Liquidity Position 1 Key Points . The CET1 ratio1 was 9.4% for 4Q19 . Items reducing regulatory capital: . MSR RWA impact of 10 bps in 1Q20 as a result of the simplification rule . CECL phase-in impact of 14 bps in 1Q20 (3-year phase- in period) . The dividend and total payout ratios were 49.1% for 4Q19 . TCE per share was $25.93 at December 31, up 5.2% vs. September 30 . Earnings during the quarter contributed about 3.4% . The merger contributed about 1.8%, confirming the close was accretable to tangible common equity . Liquidity ratios remain strong and include an average modified LCR of 165% for 4Q19 and a liquid asset buffer of 16.5% at year end 2 3 1 Current quarter regulatory capital information is preliminary 2 Based on average of 10/31/19, 11/30/19 and 12/31/19 3 Based on 12/31/19 20

4Q19 Truist Peer TBV Per Share Growth Peer Q-o-Q Y-o-Y Truist Financial Corp 5.2% 18.5 % Bank of America 0.8 8.4 Citizens Financial 1.9 11.7 Fifth Third 0.3 10.2 JP Morgan 0.8 8.3 KeyCorp 0.6 12.7 M&T Bank 0.7 8.9 PNC 1.1 10.4 Regions Financial (1.9) 15.1 U.S. Bancorp (2.1) 6.3 Wells Fargo (1.0) 5.1 Peer Median 0.7% 9.6 % Source: Company filings As reported period-end financial data 21

Truist Remains Committed to Industry-Leading Implied Shareholder Returns Annual Return to Capital Deployment Shareholders  High quality and diverse revenue base Organic 15 – 20% 3.5 – 4.5%  Strong expense discipline driving consistent positive Growth operating leverage  Robust earnings power driven by scale and density  Growth of core businesses in safe and sound manner Dividend 40 – 50% 3.5 – 4.5%  Industry-leading capital generation with lower levels of risk  Meaningful opportunity for organic growth  Strong and growing dividends to shareholders Buyback / 35 – 40% 3.0 – 3.5% Strategic  Leveraging share buybacks 10.0 – 12.5% 22

Merger Integration Timeline

- **Nov. '19** — Announced Branch Divestiture
- **Dec. '19** — Successfully Completed Merger; Integrated Financial Reporting Systems
- **Jan. '20** — Unveiled Truist Brand Visual Identity and Purpose, Mission and Values
- **1H'20** — Complete Product Mapping; Close Branch Divestiture
- **2H'20** — Close and Consolidate Branches in Non-Overlapping Markets
- **4Q'20** — Achieve $480 Million Annualized Net Cost Saves; ~$200 Million in Investments Across Digital, Technology and Personnel
- **1H'21** — Convert Wealth, Brokerage and Trust
- **3Q'21** — Convert Branch and Core Systems
- **4Q'21** — Achieve $1,040 Million Annualized Net Cost Saves
- **1H'22** — Rationalize Shared Services
- **2H'22** — Decommission IT Systems
- **4Q'22** — Achieve $1,600 Million Annualized Net Cost Saves

Significant Strides to Date with Clear and Thoughtful Path to Successful Merger Integration

TRUIST

23

Client-Centered Integration Requires Time and Focus 20% Expanded investment Future of capacity will enable strategies Banking that position Truist for 50% SunTrust success in the “Future of Future of MOE Banking” Banking Positions Truist for the 80% Future of Short-term strategic focus Successful will deliver savings and Banking MOE revenue synergies 50% BB&T creating transformational Business as investment capacity Usual 1800s - 2018 2019 2020 2022 24

Appendix and Non-GAAP Reconciliations

Net Interest Income and Margin Dynamics

Net Interest Income

- 2019 net interest income - TE on a combined basis was ~$13.2B
- Excluding accretion of mark on PCI loans, non-PCI loans, acquired liabilities and mark on securities acquired from FDIC was ~$12.9B
- Full year 2020 earning asset guidance and core net interest margin guidance equates to ~$12.2B to $12.5B core net interest income[1] - TE
- Decline can be attributed to:
  - Lower interest rates and slight asset sensitive interest rate risk profile
  - Earning asset mix
    - Lower average Loans HFI in 2020 vs 2019
      - Residential mortgage loans declined ~$9B in 2H19 mostly due to loan sales
    - Change in Liquidity Coverage Ratio profile
      - Slightly lower level of securities
      - Significant increase in cash reserves at the Fed

Net Interest Margin

- 3Q19 core net interest margin on a combined basis was ~3.15% to 3.20%
- 1Q20 core net interest margin[1] guidance of 3.01% to 3.05%
- Decline can be attributed to:
  - Heritage BB&T and SunTrust, during 3Q19 earnings calls[2], guided NIM down due to asset sensitivity and the liquidity build
    - Impact of October rate cut vs December rate cut placed additional pressure on heritage BB&T net interest margin
    - Overall net interest margin impact down high single digits to low double digits
  - 1Q20 core net interest margin[1] guidance factored in one month LIBOR rates declining 10 to 15 basis points from December 2019 levels; impact ~ 1 to 2 basis points
  - Earnings asset mix noted with net interest income dynamics; impact ~ 1 to 2 basis points

1 Core net interest income and core net interest margin exclude the impacts of purchase accounting
2 3Q19 earnings call comments:
BB&T: Core net interest margin to be down 7 to 9 basis points [including impact of liquidity build; assumed December rate cut]
SunTrust: Decline by 2 to 5 basis points in the fourth quarter given the impact of the September rate cut. … If we were to get another rate cut in October, then there is probably an additional 3 to 4 basis points of pressure on our net interest margin.

TRUIST

A-26

2020 Preferred Stock Projected Dividends Projected 2020 Dividends Truist Outstanding 1Q20 2Q20 3Q20 4Q20 Preferred ($ MM) Series F $450.0 $5.9 $5.9 $5.9 $5.9 Series G $500.0 6.5 6.5 6.5 6.5 Series H $465.0 6.5 6.5 6.5 6.5 Greater of Greater of Greater of Greater of Series I $172.5 3 month LIBOR+0.53% or 4% 3 month LIBOR+0.53% or 4% 3 month LIBOR+0.53% or 4% 3 month LIBOR+0.53% or 4% Greater of Greater of Greater of Greater of Series J $101.5 3 month LIBOR+0.645% or 4% 3 month LIBOR+0.645% or 4% 3 month LIBOR+0.645% or 4% 3 month LIBOR+0.645% or 4% Series K $500.0 3 month LIBOR+3.86% 3 month LIBOR+3.86% 3 month LIBOR+3.86% 3 month LIBOR+3.86% Series L $750.0 - 18.9 - 18.9 Series M $500.0 - 12.8 - 12.8 Series N $1,700.0 40.8 - 40.8 - Estimated dividends based on $78.6¹ $60.6 $69.7 $60.6 current interest rates ($ MM) 1 First quarter 2020 includes catch-up amount for series N for July issue date to first payment date in March A-27

Non-GAAP Reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended					Year-to-Date	
	Dec. 31 2019	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Dec. 31 2019	Dec. 31 2018
Net income available to common shareholders - GAAP	$702	$735	$842	$749	$754	$3,028	$3,063
Merger-related and restructuring charges, net	176	26	19	64	59	285	111
Securities gains (losses), net	90	—	—	—	(1)	90	(2)
Incremental operating expenses related to the merger	79	40	7	1	—	127	—
Corporate advance write off	1	—	—	—	—	1	—
Gain (loss) on loan portfolio sale	17	(3)	—	—	—	14	—
Redemption of preferred shares	—	46	—	—	—	46	—
Allowance release related to loan portfolio sale	(19)	(12)	—	—	—	(31)	—
Net income available to common shareholders - adjusted	$1,046	$832	$868	$814	$812	$3,560	$3,172
Weighted average shares outstanding - diluted	934,718	775,791	774,603	774,071	775,402	815,204	783,484
Diluted EPS - GAAP	$0.75	$0.95	$1.09	$0.97	$0.97	$3.71	$3.91
Diluted EPS - adjusted[(1)]	$1.12	$1.07	$1.12	$1.05	$1.05	$4.37	$4.05

1. The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-28

Non-GAAP Reconciliations

Efficiency Ratio

($ MM)

	Quarter Ended					Year-to-Date	
	Dec. 31 2019	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Dec. 31 2019	Dec. 31 2018
Efficiency ratio numerator - noninterest expense - GAAP	$ 2,575	$ 1,840	$ 1,751	$ 1,768	$ 1,784	$ 7,934	$ 6,932
Merger-related and restructuring charges, net	(223)	(34)	(23)	(80)	(76)	(360)	(146)
Incremental operating expense related to the merger	(101)	(52)	(9)	(2)	—	(164)	—
Amortization	(71)	(29)	(32)	(32)	(34)	(164)	(131)
Corporate advance write off	(2)	—	—	—	—	(2)	—
Efficiency ratio numerator - adjusted	$ 2,178	$ 1,725	$ 1,687	$ 1,654	$ 1,674	$ 7,244	$ 6,655
Efficiency ratio denominator - revenue[1] - GAAP	$ 3,625	$ 3,003	$ 3,042	$ 2,898	$ 2,940	$ 12,568	$ 11,558
Taxable equivalent adjustment	25	23	24	24	24	96	96
Securities (gains) losses, net	116	—	—	—	(2)	116	(3)
Gain (loss) on loan portfolio sale	22	(4)	—	—	—	18	—
Efficiency ratio denominator - adjusted	$ 3,788	$ 3,022	$ 3,066	$ 2,922	$ 2,962	$ 12,798	$ 11,651
Efficiency ratio - GAAP	71.0 %	61.3 %	57.6 %	61.0 %	60.7 %	63.1 %	60.0 %
Efficiency ratio - adjusted[2]	57.5	57.1	55.1	56.6	56.5	56.6	57.1

1. Revenue is defined as net interest income plus noninterest income.
2. The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-29

Non-GAAP Reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended				
	Dec. 31 2019	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018
Common shareholders' equity	$ 61,282	$ 29,177	$ 28,650	$ 27,770	$ 27,069
Less: Intangible assets, net of deferred taxes	26,482	10,281	10,317	10,326	10,360
Tangible common shareholders' equity[(1)]	$ 34,800	$ 18,896	$ 18,333	$ 17,444	$ 16,709
Outstanding shares at end of period	1,342,166	766,303	766,010	765,920	763,326
Common shareholders' equity per common share	$ 45.66	$ 38.07	$ 37.40	$ 36.26	$ 35.46
Tangible common shareholders' equity per common share[(1)]	25.93	24.66	23.93	22.78	21.89
Net income available to common shareholders	$ 702	$ 735	$ 842	$ 749	$ 754
Plus amortization of intangibles, net of tax	57	22	24	25	25
Tangible net income available to common shareholders[(1)]	$ 759	$ 757	$ 866	$ 774	$ 779
Average common shareholders' equity	$ 38,031	$ 29,040	$ 28,188	$ 27,432	$ 26,860
Less: Average intangible assets, net of deferred taxes	14,760	10,298	10,326	10,343	10,391
Average tangible common shareholders' equity[(1)]	$ 23,271	$ 18,742	$ 17,862	$ 17,089	$ 16,469
Return on average common shareholders' equity	7.33 %	10.04 %	11.98 %	11.08 %	11.14 %
Return on average tangible common shareholders' equity[(1)]	12.91	16.03	19.45	18.36	18.77

1. Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-30

Non-GAAP Reconciliations

Performance Ratios

($ MM, except per share data, shares in thousands)

	Quarter Ended December 31, 2019		
	Return on Average Assets	Return on Average Common Shareholders' Equity	Return on Average Tangible Common Shareholders' Equity[2]
Net income - GAAP	$ 726		
Net income available to common shareholders - GAAP		$ 702	$ 702
Merger-related and restructuring charges, net	176	176	176
Securities gains (losses), net	90	90	90
Incremental operating expenses related to the merger	79	79	79
Amortization			57
Corporate advance write off	1	1	1
Gain (loss) on loan portfolio sale	17	17	17
Allowance release related to loan portfolio sale	(19)	(19)	(19)
Numerator - adjusted[1]	$ 1,070	$ 1,046	$ 1,103
Average assets	$ 302,059		
Average common shareholders' equity		$ 38,031	$ 38,031
Plus: Estimated impact of adjustments on denominator	—	171	171
Less: Average intangible assets, net of deferred taxes			(14,760)
Denominator - adjusted[1]	$ 302,059	$ 38,202	$ 23,442
Reported ratio	0.95 %	7.33 %	12.91 %
Adjusted ratio	1.40	10.84	18.60

1. Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. These measures are not necessarily comparable to similar measures that may be presented by other companies.
2. Tangible common equity - reported ratio is a non-GAAP reconciliation on page A-30

TRUIST

A-31

Non-GAAP Reconciliations

Operating Leverage[1]

($ MM)

	Quarter Ended			% Growth 4Q19 vs.	
	Dec. 31 2019	Sept. 30 2019	Dec. 31 2018	3Q19	4Q18
				(annualized)	
Revenue[2] - GAAP	$ 3,625	$ 3,003	$ 2,940	82.2 %	23.3 %
Taxable equivalent adjustment	25	23	24		
Securities (gains) losses, net	116	—	(2)		
Gain (loss) on loan portfolio sale	22	(4)	—		
Revenue[2] - adjusted	$ 3,788	$ 3,022	$ 2,962	100.6 %	27.9 %
Noninterest expense - GAAP	$ 2,575	$ 1,840	$ 1,784	158.5 %	44.3 %
Merger-related and restructuring charges, net	(223)	(34)	(76)		
Incremental operating expense related to the merger	(101)	(52)	—		
Amortization	(71)	(29)	(34)		
Corporate advance write off	(2)	—	—		
Noninterest expense - adjusted	$ 2,178	$ 1,725	$ 1,674	104.2 %	30.1 %
Operating leverage - GAAP				(76.3)%	(21.0)%
Operating leverage - adjusted[3]				(3.6)	(2.2)%

1. Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
2. Revenue is defined as net interest income plus noninterest income.
3. The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-32

To inspire and build better lives and communities